Exhibit 1.1

EXECUTION COPY

UNDERWRITING AGREEMENT

(Common Stock)

Dated as of May 7, 2009

among

SIMON PROPERTY GROUP, INC.

and

SIMON PROPERTY GROUP, L.P.,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES INC.

and

MORGAN STANLEY & CO. INCORPORATED

i

(d) Officers’ Certificate	27
(e) Accountant’s Comfort Letter	27
(f) Bring-down Comfort Letter	27
(g) Listing	28
(h) Additional Documents	28
(i) Lock-Ups	28
(j) Termination of this Agreement	28

SECTION 6. Indemnification	28

(a) Indemnification of Underwriters	28
(b) Indemnification of, Company, Operating Partnership and Company’s Directors and Officers	29
(c) Actions Against Parties; Notification	30
(d) Settlement Without Consent If Failure to Reimburse	30

SECTION 7. Contribution	30

SECTION 8. Representations, Warranties and Agreements to Survive Delivery	32

SECTION 9. Termination	32

(a) Termination; General	32
(b) Liabilities	33

SECTION 10. Default by One or More of the Underwriters	33

SECTION 11. Notices	33

SECTION 12. Parties	34

SECTION 13. GOVERNING LAW AND TIME	34

SECTION 14. No Advisory or Fiduciary Relationship	34

SECTION 15. Integration	35

SECTION 16. Effect of Headings	35

Exhibit A	FORM OF LOCK-UP AGREEMENT

Exhibit A-1	LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Exhibit B-1	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY AND OPERATING PARTNERSHIP TO BE DELIVERED PURSUANT TO SECTION 5(b)

Exhibit B-2	FORM OF OPINION OF THE COMPANY’S AND OPERATING PARTNERSHIP’S GENERAL COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

ii

SIMON PROPERTY GROUP, INC.
(a Delaware corporation)

SIMON PROPERTY GROUP, L.P.
(a Delaware limited partnership)

20,000,000 Shares
Common Stock
($.0001 par value)

UNDERWRITING AGREEMENT

May 7, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

         as Representatives of the several Underwriters

                     identified on Schedule 1 hereto

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

      One Bryant Park

       New York, NY 10036

c/o J. P. Morgan Securities Inc.

     383 Madison Avenue

     New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Simon Property Group, Inc., a Delaware corporation (the “Company”), and Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities Inc. (“J.P.Morgan”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and each of the Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any Underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P.Morgan and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers set forth in said Schedule 1 of 20,000,000 shares of the Company’s common stock, par value of $.0001 per share (the “Common Stock”) (said shares to be issued and sold by the Company being hereinafter referred to as the “Firm Securities”).  In addition, solely for the purpose of covering over-allotments, the Company will grant to the Underwriters the option to purchase from the Company up to an additional 3,000,000 shares of Common Stock (the “Additional Securities”). The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities in the manner set forth in the Prospectus Supplement (as defined below).

The Company and the Operating Partnership have jointly prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-157794 and 333-157794-01), including the related preliminary prospectus or  prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Securities under the 1933 Act.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement to the prospectus of the Company that is a part of the aforementioned registration statement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations, and deliver such prospectus supplement and prospectus to the Underwriters, for use by the Underwriters in connection with their solicitation of purchases of, or offering of, the Securities.  Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  The prospectus of the Company that is part of such registration statement and each prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, if any, is herein referred to as a “preliminary prospectus supplement.”  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein referred to as the “Original Registration Statement.”  The final prospectus and the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement is herein referred to as the “Prospectus Supplement.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus supplement, the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  Capitalized terms used but not otherwise defined shall have the meanings given to those terms in the Prospectus Supplement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus supplement, the General Disclosure Package or the Prospectus Supplement (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus supplement, the General Disclosure Package or the Prospectus Supplement, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus supplement or the Prospectus Supplement shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus supplement or the Prospectus Supplement, as the case may be.

The term “subsidiary” means a corporation, partnership or other entity, a majority of the outstanding voting stock, partnership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company and/or the Operating Partnership, or by one or more other subsidiaries of the Company and/or the Operating Partnership.

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time (as defined in Section 2(b) below) and as of each Additional Closing Time (as defined in Section 2(a) below), if any (in each case, a “Representation Date”), and agree with each Underwriter, as follows:

(1)           Status as a Well-Known Seasoned Issuer.  (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company  or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made or will make any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, each of the Company and the Operating Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.   The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made or will make a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, each of the Company and the Operating Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.

(2)           The Registration Statement.  The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 9, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the Closing Time and at any Additional Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

(3)           The Prospectus Supplement.  The Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any such amendment or supplement was or is issued, at the Closing Time and at any Additional Closing Time, shall not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Prospectus Supplement or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Prospectus Supplement or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

Each preliminary prospectus supplement (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) or any amendment or supplement thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus supplement and the Prospectus Supplement delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)           Disclosure at Time of Sale.  As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule 2 hereto, considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus based upon or in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus Supplement, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon or in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m. (New York City time) on May 7, 2009 or such other time as agreed by the Company and the Representatives.

 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 3 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus and/or prospectus supplement relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(5)           Incorporated Documents.  The Prospectus Supplement shall incorporate by reference the most recent Annual Report of the Company on Form 10-K, as amended, filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which the most recent Annual Report refers.  The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus supplement or the Prospectus Supplement, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus Supplement, at (a) the time the Original Registration Statement became effective, (b) the date hereof, (c) the earlier of the time the preliminary prospectus supplement or the Prospectus Supplement was first used and the date and time of the first contract of sale of Securities in the offering of the Securities to the public, (d) the Closing Time and (e) each Additional Closing Time, did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6)           Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(7)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included, or incorporated by reference, in the Prospectus Supplement were independent registered public accountants with respect to the Company and its subsidiaries and the Operating Partnership and its subsidiaries, and the current accountants of the Company and the Operating Partnership are independent registered public accountants with respect to the Company and its subsidiaries and the Operating Partnership and its subsidiaries, in each case, as required by the 1933 Act and the rules and regulations promulgated by the Commission thereunder.

(8)           Financial Statements.  The financial statements included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders’ equity and cash flows of such entity, as the case may be, for the periods specified.  Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement present fairly, in accordance with GAAP, the information stated therein.  The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement.  In addition, any pro forma financial information and the related notes thereto, if any, included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines and the guidelines of the American Institute of Certified Public Accountants (“AICPA”) and the Public Company Accounting Oversight Board with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the preliminary prospectus supplement or the Prospectus Supplement that are not included or incorporated by reference as required. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus Supplement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the

Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(9)           Internal Accounting Controls.  The Company and the Operating Partnership each maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (a) transactions are properly authorized; (b) assets are safeguarded against unauthorized or improper use; (c) transactions are properly recorded and reported as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(10)         Controls and Procedures.  The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Operating Partnership, including their consolidated subsidiaries, is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, as appropriate, to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s and the Operating Partnership’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies in the design or operation of internal controls which could have a material effect on the Company’s and the Operating Partnership’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s and the Operating Partnership’s internal controls; any material weaknesses in internal control over financial reporting (whether or not remedied) have been disclosed to the Company’s and the Operating Partnership’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control  over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(11)         No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, General Disclosure Package or Prospectus Supplement, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, any subsidiary of the Company, the Operating Partnership, any subsidiary of the Operating Partnership (other than any Property Partnership (as defined below)) (the Company, the Operating Partnership and such subsidiaries being sometimes hereinafter collectively referred to as the “Simon Entities” and individually as a “Simon Entity”), or of any entity that owns real property and that is owned by a Simon Entity or in which the Company directly or indirectly holds an interest (“Property”) or any direct interest in any Property (the “Property

Partnerships”) whether or not arising in the ordinary course of business, which, taken as a whole, would be material to the Company, the Operating Partnership and the other Simon Entities, taken as a whole (anything which, taken as a whole, would be material to the Company, the Operating Partnership and the other Simon Entities taken as a whole, being hereinafter referred to as “Material;” and such a material adverse change, a “Material Adverse Effect”), (b) no casualty loss or condemnation or other adverse event with respect to the Properties has occurred which would be Material, (c) there have been no transactions or acquisitions entered into by the Simon Entities, other than those in the ordinary course of business, which would be Material, (d) except for dividends or distributions in amounts per share and per unit that are consistent with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its respective general, limited and/or preferred partnership interests, (e) there has been no change in the capital stock of the corporate Simon Entities or in the partnership interests of the Operating Partnership or any Property Partnership, and (f) there has been no increase in the indebtedness of the Simon Entities, the Property Partnerships or the Properties which would be Material.

(12)         Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(13)         Good Standing of the Operating Partnership.  The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and to enter into and perform its obligations under this Agreement.  The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.  The Company is the sole general partner of the Operating Partnership.  The amended and restated agreement of limited partnership of the Operating Partnership (the “OP Partnership Agreement”) is in full force and effect in the form in which it was filed as an exhibit to the Company’s Current Report on Form 8-K filed May 9, 2008 except for subsequent amendments relating to the admission of new partners to the Operating Partnership.

(14)         Good Standing of Simon Entities.  Each of the Simon Entities other than the Company and the Operating Partnership has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.  Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.  Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company or the Operating Partnership, directly or through subsidiaries, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Liens”).  No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.  No such shares of capital stock or other equity interests of such entities were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which any Simon Entity is a party.

(15)         Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (except for subsequent issuances thereof, if any, contemplated under this Agreement or referred to in the General Disclosure Package and the Prospectus Supplement). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws), and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and by-laws of the Company or under any agreement to which the Company or any of the other Simon Entities is a party or otherwise. No holder or beneficial owner of such shares of capital stock will be subject to personal liability by reason of being such a holder or beneficial owner. Except for The Simon Property Group L.P. 1998 Stock Incentive Plan, as amended, or as described in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no shares of capital stock of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and, except as granted in this Agreement, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for, and no agreement or other obligations to issue, shares of such stock, ownership interests in the Company or any other securities of the Company.

(16)         Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and, assuming due authorization, execution and delivery by or on behalf of the Underwriters, shall constitute a valid and legally binding agreement of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms except (a) to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether considered at law or in equity); and (b) to the extent that rights to indemnification and contribution contained in this Agreement may be limited by state or federal securities laws or public policy.

(17)         Authorization of the Securities.  The Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to preemptive or other similar rights arising by operation of law or under the Charter and by-laws of the Company or under any agreement to which the Company or any of the other Simon Entities is a party or otherwise. Upon payment of the purchase price and delivery of the Securities in accordance with this Agreement, each of the Underwriters will receive good, valid and marketable title to the Securities, free and clear of all Liens. No holder of Securities will be subject to personal liability by reason of being such a holder.  The certificates to be used to evidence the Securities will, at the Closing Time and each Additional Closing Time, be in proper form and will comply with all applicable legal requirements, the Charter, the by-laws of the Company and the requirements of the New York Stock Exchange (the “NYSE”).

(18)         Descriptions of the Common Stock  The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the  Prospectus Supplement and such description conforms to the rights set forth in the instruments defining the same.

(19)         Listing. The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

(20)         Absence of Defaults and Conflicts.  None of the Simon Entities or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each entity is a party or by which or any of them may be bound, or to which any of its property or assets or any Property may be bound or subject (collectively, “Agreements and Instruments”), except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) or defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Prospectus Supplement and the consummation of the transactions contemplated herein and in the Prospectus Supplement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds”) and compliance by each of the Company and the Operating Partnership with their respective obligations hereunder and thereunder have been duly authorized by all necessary action, and do not and shall not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Operating Partnership or any other Simon Entity or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor shall such action result in any violation of the provisions of the Charter and by-laws of the Company, the OP Partnership Agreement or certificate of limited partnership of the Operating Partnership or the organizational documents of any other Simon Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership, any other Simon Entity or any Property Partnership or any of their assets, properties or operations, except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) that would not have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership, any other Simon Entity or any Property Partnership.

(21)         Absence of Proceedings.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership, any other Simon Entity, or any Property Partnership or any officer or director of the Company or the Operating Partnership, except such as would not reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement or the transactions contemplated herein or the performance by each of the Company and the Operating Partnership of their respective obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any other Simon Entity, or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(22)         REIT Qualification.  At all times since January 1, 1973, the Company (including as Corporate Property Investors, a Massachusetts business trust) has been, and upon the sale of the Securities, the Company shall continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed methods of operation shall enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(23)         Investment Company Act.  Each of the Company, the Operating Partnership, the other Simon Entities and the Property Partnerships is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus Supplement shall not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(24)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or in connection with the transactions contemplated under this Agreement, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws or under the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or the NYSE.

(25)         Possession of Licenses and Permits.  The Company, the Operating Partnership and the other Simon Entities and each Property Partnership possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company, the Operating Partnership and the other Simon Entities and each Property Partnership are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect.  None of the Company, the Operating Partnership, any of the other Simon Entities or any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(26)         Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(27)         Title to Property.  The Company, the Operating Partnership, the other Simon Entities and the Property Partnerships have good and marketable title to the Properties free and clear of Liens, except (a) as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, or referred to in any title policy for such Property, or (b) those which do not, singly or in the aggregate, Materially (i) affect the value of such property or (ii) interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, any other Simon Entity or any Property Partnership.  All leases and subleases under which the Company, the Operating Partnership, any other Simon Entity or any Property Partnerships hold properties are in full force and effect, except for such which would not have a Material Adverse Effect.  None of the Company, the Operating Partnership, the other Simon Entities or the Property Partnerships has received any notice of any Material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership, any other Simon Entity or the Property Partnerships under any material leases or subleases, or affecting or questioning the rights of the Company, the Operating Partnership, such other Simon Entity or the Property Partnerships of the continued possession of the leased or subleased premises under any such lease or sublease, other than claims that would not have a Material Adverse Effect.  All liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company, the Operating Partnership, any other Simon Entity or any Property Partnership which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement are disclosed therein.  None of the Simon Entities, the Property Partnerships or any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor or lessee, as the case may be) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, in each case, other than such defaults that would not have a Material Adverse Effect.  No tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect.  Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not in the aggregate have a Material Adverse Effect.   Neither the Company nor the Operating Partnership has any knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(28)         Environmental Laws.  Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) none of the Company, the Operating Partnership, the other Simon Entities or any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Company, the Operating Partnership, the other Simon Entities and the Property Partnerships have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership, any of the other Simon Entities or the Property Partnerships and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership, any of the other Simon Entities or any Property Partnership relating to any Hazardous Materials or the violation of any Environmental Laws.

(29)         Insurance.  Each of the Company, the Operating Partnership, the other Simon Entities and the Property Partnerships maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect it and its business.

(30)         Reporting Company.  Each of the Company and the Operating Partnership is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(31)         Statistical Data and Forward-Looking Statements.  The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the 1934 Act) included in the Registration Statement, the General Disclosure Package and the Prospectus Supplement are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(32)         Price Manipulation and Market Stabilization.  None of the Company, the Operating Partnership, any of the other Simon Entities or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(33)         Foreign Corrupt Practices Act.  Neither the Company or the Operating Partnership nor, to the knowledge of the Company or the Operating Partnership, any other Simon Entity or any Property Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any other Simon Entity or any Property Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(34)         Money Laundering Laws.  The operations of the Company, the Operating Partnership and each other Simon Entity and Property Partnership are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any other Simon Entity or any Property Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Operating Partnership, threatened.

(35)         OFAC.  None of the Company, the Operating Partnership or any other Simon Entity or any Property Partnership or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any other Simon Entity or Property Partnership is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the net proceeds of the offering of the Securities, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)           Officers’ Certificates.  Any certificate signed by any officer or authorized representative of the Company or the Operating Partnership or any other Simon Entity delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2.  Sale and Delivery to the Underwriters; Closing.

(a)           Purchase and Sale.  On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule 4, the number of Firm Securities set forth in Schedule 1 opposite the name of such Underwriter, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

In addition, solely to cover over-allotments in the sale of the Firm Securities by the Underwriters, the Company hereby grants to the Underwriters the option to purchase up to 3,000,000 Additional Securities at the price set forth in Schedule 4, less an amount equal to the dividends payable or paid to the holders of the Firm Securities but not payable to the holders of the Additional Securities.  This over-allotment option may be exercised by the Representatives, on behalf of the Underwriters, at any time and from time to time, in whole or in part on or before the thirtieth (30th) day following the date of this Agreement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Securities as to which the over-allotment option is being exercised and the date and times when the Additional Securities are to be delivered (such date and time being herein referred to as the “Additional Closing Time”); provided, however, that the Additional Closing Time shall not be earlier than (i) the Closing Time or (ii) the second business day after the date on which the over-allotment option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  If settlement of the Additional Securities occurs after the Closing Time, the Company will deliver to the Representatives on each Additional Closing Time, and the obligation of the Underwriters to purchase the Additional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 5 hereof.

The number of Additional Securities to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 attached hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Securities being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

(b)           Delivery and Payment.  Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”). Payment of the purchase price for the Additional Securities shall be made at the Additional Closing Time in the same manner and the at the same office as applicable to the purchase of the Firm Securities.  Delivery of the Firm Securities and the Additional Securities shall be made, and the Firm Securities and the Additional Securities shall be registered in such names and denominations, as the Representatives shall have requested at least one full business day prior to the Closing Time (or any Additional Closing Time, as the case may be).

Payment for the Securities shall be made to the Company by wire transfer of same day funds payable to the order of the Company, against delivery to the Representatives or their designee for the respective accounts of the Underwriters for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase.  Each Representative, individually, and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Additional Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.  Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Company, subject to Section 3(e), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus Supplement or any amended Prospectus Supplement shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus Supplement or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)           Delivery of Prospectus(es).  The Company, as promptly as possible, shall furnish to each Underwriter, without charge, such number of each preliminary prospectus supplement as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus Supplement is required to be delivered under the 1933 Act, such number of copies of the Prospectus Supplement and any amendments and supplements thereto and documents incorporated by reference therein as such Underwriter may reasonably request.  The Prospectus Supplement and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Notice and Effect of Material Events.  The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus Supplement.  The Company shall immediately notify each Underwriter, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) at any time when a prospectus is required by the 1933 Act to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) in connection with sales of the Securities, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, any other Simon Entity or any Property Partnership which (i) make any statement in the General Disclosure Package or the Prospectus Supplement false or misleading or (ii) are not disclosed in the General Disclosure Package or the Prospectus Supplement.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Underwriters or counsel for the Underwriters, to amend the Registration Statement or to amend or supplement the preliminary prospectus supplement or the Prospectus Supplement in order that the preliminary prospectus supplement or the Prospectus Supplement  not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time delivered to a purchaser, the Company shall forthwith amend or supplement the Registration Statement, the preliminary prospectus supplement or the Prospectus Supplement, as the case may be, by preparing and furnishing to each Underwriter an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the preliminary prospectus supplement or the Prospectus Supplement, as the case may be, (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Registration Statement or the preliminary prospectus supplement or the Prospectus Supplement, as the case may be, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.  In addition, if it shall be necessary, in the opinion of counsel to the Underwriters, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the preliminary prospectus supplement or the Prospectus Supplement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(e), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus supplement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or preliminary prospectus supplement to eliminate or correct such conflict, untrue statement or omission.

(e)           Filing of Amendments and 1934 Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus supplement (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus Supplement, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  Neither the consent of the Underwriters, nor the Underwriters’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.  The Company will give the Representatives prompt notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time or the final Additional Closing Time, as the case may be, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(f)            Renewal of Registration Statement.  If immediately prior to the third anniversary of March 9, 2009 (such third anniversary, the “Renewal Deadline”) any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, promptly notify the Representatives and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the 1933 Act Regulations) relating to such Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline any of the Securities remain unsold by the Underwriters and the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, promptly notify the Representatives and file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating thereto.  References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(g)           Blue-Sky Qualifications.  The Company shall use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its Charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or registered, the Company shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(h)           Stop Order by State Securities Commission.  The Company shall advise the Underwriters promptly and, if requested by any Underwriter, to confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority.  The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(i)            Listing.  The Company will use its best efforts to (a) cause the Securities to be approved for listing, subject to official notice of issuance, on the NYSE prior to the Closing Time and (b) maintain the listing of the Securities on the NYSE.

(j)            Lock-Up.  During the period of 60 days following the date hereof, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any shares of any class of common stock of the Company or any securities convertible into, or exercisable or exchangeable, for shares of any class of common stock of the Company (whether such shares or any such securities are now owned or hereafter acquired) or publicly disclose the intention to make any such offer, pledge, sale, contract to sell, contract to purchase, purchase, disposition or filing or  (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of any class of the common stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of any class of common stock of the Company or such other securities, in cash or otherwise; provided, however, that the Company may issue, sell, contract to sell or otherwise dispose of or grant options for, shares of any class of common stock of the Company or securities convertible into, or exercisable or exchangeable for, shares of any class of common stock of the Company: (1) pursuant to, or as contemplated under, this Agreement; (2) pursuant to any benefit plan, dividend reinvestment plan or 10b5-1 plan of the Company in effect as of the date hereof; and (3) pursuant to any warrants, stock options or other convertible or exchangeable securities or units outstanding as of the date hereof;

(k)           Earnings Statement.  The Company shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(l)            Reporting Requirements.  The Company, during the period when the Prospectus Supplement is required to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          Issuer Free Writing Prospectuses.  The Company and the Operating Partnership represent and agree that, unless the Company obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and the Operating Partnership represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and the Company has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping. Notwithstanding the foregoing, the Company and the Operating Partnership consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering.

(n)           REIT Qualification.  The Company shall use its best efforts to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code for the taxable year in which sales of the Securities are to occur and for its future taxable years.

(o)           Use of Proceeds.  The Company shall use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus Supplement under “Use of Proceeds.”

(p)           1934 Act Filings.  During the period from the Closing Time until one year after the Closing Time, the Company shall deliver to the Underwriters, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions, and (ii) such other information concerning the Company as the Underwriters may reasonably request.

(q)           Price Manipulation and Market Stabilization.  The Company and the Operating Partnership will not, and will not permit any of the other Simon Entities, the Property Partnerships or any of their respective directors, officers, affiliates or controlling persons to, take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(r)            Regulation M.  None of the Company, the Operating Partnership or any Affiliate (as defined in Section 6(a) below) will take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Securities contemplated hereby.

(s)           Lock-Up Agreement. The Company shall obtain for the benefit of the Underwriters, the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its executive officers and directors named in Exhibit A-1 hereto, as soon as practicable after the execution of this agreement, but in any event, no later than the Closing Time.

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Company and the Operating Partnership shall pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement between the Underwriters, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, printing, issuance and delivery of the Securities, or any certificates for the Securities to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and Operating Partnership’s counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a blue-sky survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus supplement, any Permitted Free Writing Prospectus and the Prospectus Supplement (including financial statements and any schedules or exhibits and any document incorporated by reference) and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 1(a)(4).

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) (with respect to the securities of the Company or the Operating Partnership), the Company and the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.

The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company, the Operating Partnership or any other Simon Entity delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  The Registration Statement has become effective and at the date hereof, the Applicable Time, the Closing Time and each Additional Closing Time (if applicable), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus supplement containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)           Opinions of Counsel for Company and Operating Partnership.  At Closing Time and at each Additional Closing Time, as the case may be,  the Underwriters shall have received the favorable opinions, dated as of Closing Time and such Additional Closing Time, as the case may be, of Baker & Daniels LLP, special counsel for the Company and the Operating Partnership, and James M. Barkley, the General Counsel of the Company and the Operating Partnership, or such other counsel as is designated by the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters.  Such opinions shall address such of the items set forth in Exhibits B-1 and B-2.

(c)           Opinion of Counsel for Underwriters.  At Closing Time and at each Additional Closing Time, as the case may be,  the Underwriters shall have received the favorable opinion, dated as of Closing Time and such Additional Closing Time, as the case may be, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters, with respect to those matters requested by the Underwriters.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Company, the Operating Partnership and the other Simon Entities and certificates of public officials.

(d)           Officers’ Certificate.  At Closing Time and at each Additional Closing Time, as the case may be, there shall not have been, since the date of this Agreement or since the earlier of the  respective dates as of which information is given in the Prospectus Supplement or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Time and such Additional Closing Time, as the case may be, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, with the same force and effect as though expressly made at and as of the Closing Time or such Additional Closing Time, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or such Additional Closing Time, as the case may be, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, (v) no order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been initiated or threatened by the state securities authority of any jurisdiction, (vi) none of the Registration Statement, the General Disclosure Package, the Prospectus Supplement or any Issuer Free Writing Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) none of the events listed in Section 9(a) shall have occurred.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives and counsel to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters as set forth in AU Section 634 of the AICPA Professional Standards with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the preliminary prospectus supplement and the Prospectus Supplement.

(f)            Bring-down Comfort Letter.  At Closing Time and at each Additional Closing Time, as the case may be, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time and such Additional Closing Time, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time or such Additional Closing Time, as the case may be.

(g)           Listing.  At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance, and satisfactory evidence of such action shall have been provided to the Representatives.

(h)           Additional Documents.  At Closing Time and each Additional Closing Time, as the case may be, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)            Lock-Ups.  Each executive officer and director of the Company specified in Exhibit A-1 hereto shall have entered into Lock-Up Agreements in the form attached as Exhibit A hereto prior to the Closing Time, and each such Lock-Up Agreement shall have been delivered to the Representatives and shall be in full force and effect at the Closing Time and each Additional Closing Time, as the case may be.

(j)            Termination of this Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or Additional Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, 7, 8, and 13 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)           Indemnification of Underwriters.  The Company and Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and their respective officers, directors, members, affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) and employees as follows:

(1)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the roadshow materials relating to the offer of the Securities, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus Supplement (or any amendment thereto),  it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b) hereof.

(b)           Indemnification of Company, Operating Partnership and Company’s Directors and Officers.  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) are the statements set forth in (i) the first and second sentences of the first paragraph under the caption “Underwriting—Commissions and Discounts”

in the Prospectus Supplement and (ii) the second sentence of the first paragraph and the first and second sentences of the second paragraph under the caption “Underwriting—Price Stabilization and Short Positions” in the Prospectus Supplement.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent If Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus Supplement.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s

Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Securities set forth opposite their respective names in Schedule 1 hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership or authorized representatives of each of the Company or the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Operating Partnership, and (ii) delivery of and payment for the Securities.

SECTION 9.  Termination.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Additional Closing Time, as the case may be (i) if there has been, since the time of execution of this Agreement or since the earlier of the respective dates as of which information is given in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package, or (ii) if there has occurred (A) any material adverse change in the financial markets in the United States or the international financial markets, (B) any outbreak of hostilities or escalation thereof or other calamity or crisis, (C) a declaration by the United States of a national emergency or war, or (D) any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the Nasdaq Global Market or the NYSE Amex Equities or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, or Delaware authorities, or

(v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or any Additional Closing Time, as the case may be, to purchase the Securities which it is, or they are, obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriter(s) to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Securities to be purchased hereunder, each of the non-defaulting Underwriter shall be obligated, severally and not jointly, to purchase the number thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the aggregate number of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time and any Additional Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the preliminary prospectus supplement or the Prospectus Supplement or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036; and notices to the Simon Entities shall be directed to any of them at National City Center, 225 West Washington Street, Indianapolis, Indiana 46204, attention of Mr. David Simon, with a copy to Baker & Daniels LLP, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240, attention of David C. Worrell, Esq.

SECTION 12.  Parties.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and the Company, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  TIME SHALL BE OF THE ESSENCE TO THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.  THE COMPANY, THE OPERATING PARTNERSHIP AND THE UNDERWRITERS HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) WITH RESPECT TO THIS AGREEMENT.

SECTION 14.  No Advisory or Fiduciary Relationship.

The  Company and the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the

Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors they have deemed appropriate.  Furthermore, the Company and the Operating Partnership agree that they are solely responsible for making their own judgments in connection with the offering of the Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters).

SECTION 15.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16.  Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement among the Underwriters and the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
	Name:	Stephen E. Sterrett
	Title:	Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc.,
its General Partner

By:	/s/ Stephen E. Sterrett
	Name:	Stephen E. Sterrett
	Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first
above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jack Vissicchio
	Name:	Jack Vissicchio
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Eddy Allegaert
	Name:	Eddy Allegaert
	Title:	Executive Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John D. Tyree
	Name:	John D. Tyree
	Title:	Managing Director

On behalf of themselves and the other several Underwriters

SCHEDULE 1

Underwriters and Number of Firm Securities

Underwriter	Number of Firm Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,357,500
J.P. Morgan Securities Inc.	4,357,500
Morgan Stanley & Co. Incorporated	3,557,500
Citigroup Global Markets Inc.	1,507,500
Credit Suisse Securities (USA) LLC	1,507,500
ABN AMRO Incorporated	550,000
Calyon Securities (USA) Inc.	550,000
Daiwa Securities America Inc.	550,000
ING Financial Markets LLC	550,000
PNC Capital Markets LLC	550,000
Piper Jaffray & Co.	550,000
Scotia Capital (USA) Inc.	550,000
Morgan Keegan & Company, Inc.	287,500
Stifel, Nicolaus & Company, Incorporated	287,500
SunTrust Robinson Humphrey, Inc.	287,500

Total	20,000,000

SCHEDULE 2

1.             The price per share of the Securities is $50.00

2.             The number of shares of the Securities purchased by the Underwriters is 20,000,000.

3.             The Closing Time is May 12, 2009

SCHEDULE 3

Issuer General Use Free Writing Prospectus

None.

SCHEDULE 4

Purchase Price of the Securities

Subject to Section 2(a) in the case of the Additional Securities, the purchase price to be paid by the Underwriters for the Securities shall be $48.375 per share.

Exhibit A

FORM OF LOCK-UP AGREEMENT

May     , 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

each for itself and on behalf of

the other Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
       One Bryant Park
       New York, NY 10036

c/o J. P. Morgan Securities Inc.

     383 Madison Avenue

     New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, NY  10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the consummation of the transactions contemplated by the Underwriting Agreement (the “Underwriting Agreement”) of even date herewith, among Simon Property Group, Inc., a Delaware corporation (the “Company”), Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), and you as the Underwriters named therein, relating to an offering of common stock by the Company registered under the Securities Act of 1933, as amended.

I agree that I will not, for a period from the date hereof until the end of a period of 60 days after the date of the Prospectus Supplement (as defined in the Underwriting Agreement), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, issue, offer, sell, contract to sell, hypothecate, pledge, sell or grant any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any shares of common stock of the Company, par value $.0001 per share (the “Common Stock”), any securities of the Company or the Operating Partnership substantially similar to the Common Stock or any securities of the

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Company or the Operating Partnership that are convertible into or exchangeable or exercisable for shares of Common Stock or such similar securities (other than (i) together with all other officers and directors of the Company signing a similar lock-up agreement in connection with the transactions contemplated under the Underwriting Agreement, the sale of not more than 500,000 shares of Common Stock in the aggregate, and (ii) authorizing the issuance of Common Stock by the Company in exchange for limited partnership units in the Operating Partnership which are not owned by the undersigned), or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Common Stock irrespective of whether any transaction mentioned above is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.  The foregoing notwithstanding, the undersigned may make gifts or transfers (not including a sale or other disposition for value, unless the purchaser or transferee is also subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”) with respect to the Company’s securities and makes the appropriate filing under Section 16 prior to or contemporaneously with any filing for such transfer by the undersigned under Section 16) of shares of Common Stock or limited partnership units in the Operating Partnership to, or for the benefit of, family members, charitable institutions, and trusts, limited partnerships or other entities created for estate planning purposes, the principal beneficiaries of which are family members or charitable institutions, subject to the condition that any such family member or charitable institution or other holder shall execute an agreement with the Underwriters stating that such transferee is receiving and holding the Common Stock subject to the provisions of this agreement, and provided that, except as otherwise required by Section 16, as amended, such transfers are not required to be reported during the above-referenced 60-day period in any public report or filing with the Securities and Exchange Commission and the undersigned does not voluntarily effect any public filing or report regarding such transfers during the above-referenced 60-day period.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Time (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

Name:
Title:

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Exhibit A-1

List of Parties to Execute Lock-Up Agreements

Herbert Simon, Director
Melvyn E. Bergstein, Director
Melvin Simon, Director
Linda Walker Bynoe, Director
J. Albert Smith, Jr., Director
Karen N. Horn, Director
Reuben S. Leibowitz, Director
Pieter S. van den Berg, Director
Hans C. Mautner, Advisory Director
Richard S. Sokolov, Director and President and Chief Operating Officer
David Simon, Chairman and Chief Executive Officer
Stephen Sterrett, Executive Vice President and Chief Financial Officer
James Barkley, Secretary and General Counsel
Andrew Juster, Executive Vice President and Treasurer
John Dahl, Senior Vice President and Chief Accounting Officer
Gary Lewis, Senior Executive Vice President and President - Leasing

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Exhibit B-1

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE COMPANY AND THE OPERATING PARTNERSHIP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(1)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(2)           The Company has the corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package, and to enter into and perform its obligations under, or as contemplated under, this Agreement.

(3)           The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package, and to enter into and perform its obligations under, or as contemplated under, this Agreement.

(4)           This Agreement has been duly and validly authorized by the Company and the Operating Partnership.  Any one of the Chairman of the Board, Chief Executive Officer, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company has been duly authorized to execute and deliver this Agreement for the Company and the Operating Partnership. This Agreement has been duly and validly executed and delivered by the Company and the Operating Partnership.

(5)           The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated in this Agreement, and compliance by the Company and the Operating Partnership with their respective obligations under this Agreement does not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default under (i) any  provisions of the Charter and by-laws of the Company, the OP Partnership Agreement or the certificate of limited partnership of the Operating Partnership; (ii) any applicable federal or Delaware law, statute, rule or regulation; or (iii) to such counsel’s knowledge, any federal or  Delaware order or  administrative or court decree, binding upon the Company or the Operating Partnership or to which the Company or the Operating Partnership is subject, except, in the case of (ii) and (iii) above, for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

(6)           The documents filed pursuant to the 1934 Act and incorporated by reference in the preliminary prospectus supplement, the Prospectus Supplement and the General Disclosure Package (other than the financial statements and supporting schedules therein and other financial data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.  In passing upon

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compliance as to the form of such documents, such counsel may assume that the statements made or incorporated by reference therein are complete and correct.

(7)           The information in the prospectus dated March 9, 2009 included with the Original Registration Statement, the Prospectus Supplement and the preliminary prospectus supplement included as part of the General Disclosure Package under “Federal Income Tax Considerations,” “Material Federal Income Tax Considerations” and “Description of Securities Being Offered,” to the extent that it purports to summarize matters of law, descriptions of statutes, rules or regulations, summaries of legal matters, the Company’s organizational documents, or the Securities or legal proceedings, or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein in all material respects.

(8)           None of the Company, the Operating Partnership or any of the other Simon Entities is, or after giving effect to the offering of the Securities will be, required to be registered as an investment company under the 1940 Act.

(9)           The Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Securities by the Company will not be subject to preemptive or other similar rights arising by operation of law or under the Charter and the by-laws of the Company or under any agreement known to such counsel to which the Company or any of the other Simon Entities is a party or otherwise.  The certificates to be used to evidence the Securities will, at the Closing Time and each Additional Closing Time, be in proper form and will comply with applicable Delaware law, the Charter, the by-laws of the Company and the requirements of the NYSE. No holder of such Securities will be subject to personal liability by reason of being such a holder.

(10)         The Company elected to be taxed as a “real estate investment trust” under the Code, effective for its taxable year ended December 31, 1973, and has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Code for such taxable year and each year thereafter through its taxable year ended December 31, 2008, and its proposed organizational structure and method of operation will permit it to remain so qualified.

(11)         The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus Supplement) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(12)         The Registration Statement, including without limitation the Rule 430B Information and the Prospectus Supplement, excluding the documents incorporated by reference

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therein, and each amendment or supplement to the Registration Statement and the Prospectus Supplement, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(13)         To such counsel’s knowledge, except as disclosed in the Prospectus Supplement and the General Disclosure Package, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(14)         The Securities are duly listed, and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(15)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership or for the offering, issuance, sale or delivery of the Securities.

In connection with the preparation of the Registration Statement,  the Prospectus Supplement and the General Disclosure Package, such counsel has participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company and the Operating Partnership at which the contents of the same and related matters were discussed.  On the basis of such participation and review, but without independent verification by such counsel of, and, other than with respect to opinion paragraphs (7) and (10) above, without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus Supplement and the General Disclosure Package or any amendments or supplements thereto, no facts have come to the attention of such counsel that would lead such counsel to believe that the  Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus Supplement or any amendment or supplement thereto (except for financial statements, the schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), as of the time the

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Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus Supplement was issued or at the Closing Time or Additional Closing Time, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to such counsel’s attention that would lead us to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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Exhibit B-2

FORM OF OPINION OF THE COMPANY’S AND OPERATING PARTNERSHIP’S
GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

(1)           The Company has been duly organized and is validly existing as a corporation in good standing under the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus Supplement and the General Disclosure Package and to enter into and perform its obligations under this Agreement.

(2)           The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

(3)           The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package and to enter into and perform its obligations under this Agreement, and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.  The OP Partnership Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

(4)           Each Simon Entity other than the Company and the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package and is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect.

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(5)           The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.

(6)           None of the Company, the Operating Partnership or any of the other Simon Entities is in violation of its charter, by-laws, partnership agreement, or other organizational document, as the case may be, and no default by the Company, the Operating Partnership or any other Simon Entity exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package or filed or incorporated by reference therein, except in each case for violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) or defaults which in the aggregate are not reasonably expected to result in a Material Adverse Effect.

(7)           The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby did not and do not, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any Property, pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company, the Operating Partnership or any of the other Simon Entities is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company, the Operating Partnership or any of the other Simon Entities is subject, nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or other organizational document of the Company, the  Operating Partnership or any other Simon Entity or any applicable laws, statutes, rules or regulations of the United States or any jurisdiction of incorporation or formation of the Company, the Operating Partnership or any of the other Simon Entities or any judgment, order, writ or decree binding upon the Company, the Operating Partnership or any other Simon Entity, which judgment, order, writ or decree, is known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any other Simon Entity or any of their assets, properties or operations, except for such conflicts, breaches, violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities), defaults, events or Liens that would not result in a Material Adverse Effect.

(8)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery of this Agreement by the Company, the Operating Partnership or for the offering, issuance, sale or delivery of the Securities to the Underwriters in the manner contemplated by the Underwriting Agreement.

(9)           There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against

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or affecting the Company, the Operating Partnership or any other Simon Entity which is required to be disclosed in the Prospectus Supplement or the General Disclosure Package (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement, the performance by the Company and the Operating Partnership of their respective obligations thereunder or the transactions contemplated by the Prospectus Supplement.

(10)         All descriptions in the Prospectus Supplement or the General Disclosure Package of contracts and other documents to which the Company, the Operating Partnership or any other Simon Entity is a party are accurate in all material respects.  To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus Supplement or the General Disclosure Package other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

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